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MENTOR GRAPHICS CORPORATION

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FOR IMMEDIATE RELEASE	News Release

For more information, please contact:
Ry Schwark	Joe Reinhart
Media Contact	Investor Contact
503.685.1660	503.685.1462
ry_schwark@mentor.com	joe_reinhart@mentor.com

Mentor Graphics Board of Directors Affirms
Commitment to Strategic Plan

Board Determines Icahn Entities’ $17 Per Share Proposal Undervalues the
Company and Its Future Prospects and is Not in the Best Interest of Mentor
Shareholders

WILSONVILLE, Ore., March 28, 2011 — Mentor Graphics Corp. (NASDAQ: MENT) today announced that its Board of Directors has determined that the continued execution of the company’s strategic plan offers the greatest value to Mentor Graphics shareholders. In reaching its unanimous decision, the Board concluded that the $17 per share proposal made by Carl Icahn and certain of his affiliated entities (“Icahn Entities”) undervalues the company and its future prospects. The Board also determined that Icahn’s proposal that Mentor put itself up for sale to a strategic buyer entails significant commercial and regulatory risk and is therefore not in the best interest of the company and Mentor’s shareholders.

“Our Board believes that the continued execution of our strategic plan offers the greatest value to Mentor shareholders and that it will drive further growth and continued success,” said Walden C. Rhines, CEO and chairman of Mentor. “Our fiscal year ended January 31, 2011, was a record year for Mentor and we expect our positive momentum to continue in the current fiscal year and beyond. Our share price has grown by more than 70 percent over the last year, for a two year aggregate growth of approximately 200 percent, significantly outperforming our peer group and the market. We will continue to focus on market-leading positions in traditional Electronic Design Automation markets and new EDA adjacent markets while maintaining rigorous cost controls and balanced investments. These outstanding results and our strong projections demonstrate that our strategy is working.”

The Board confirmed that it remains open to any opportunity to enhance shareholder value.

The Board noted, however, that when Cadence Design Systems, Inc. (NASDAQ: CDNS) made an unsolicited proposal to acquire the Company in 2008, the Company undertook an analysis of the regulatory risks inherent to any combination with Cadence or Synopsys, Inc. (NASDAQ: SNPS), the two companies that could be logical strategic buyers. That analysis demonstrated serious regulatory risks associated with a combination with either Cadence or Synopsys. The company has updated its analysis in connection with Mr. Icahn’s proposal that the company be put up for sale. The updated analysis shows that serious regulatory risks persist. The Board also noted that any discussions concerning a combination with Cadence or Synopsys entail risks to the growth and stability of the company’s customer base and the company’s relationship with its employees. This could result in serious adverse effects if discussions are commenced but a transaction is not completed. Accordingly, while the Board remains open to proposals from third parties that enhance shareholder value, it has determined that this is not the time to put the company up for sale.

Goldman, Sachs & Co. is serving as financial advisor to Mentor Graphics and Latham & Watkins LLP is serving as legal counsel.

About Mentor Graphics

Mentor Graphics Corporation (NASDAQ: MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronic, semiconductor and systems companies. Established in 1981, the company reported revenues over the last 12 months of about $915 million. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

(Mentor Graphics and Mentor are registered trademarks of Mentor Graphics Corporation. All other company or product names are the registered trademarks or trademarks of their respective owners.)

Important Information

This press release may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with the company’s upcoming 2011 annual meeting of shareholders (the “2011 Annual Meeting”). Shareholders are advised to read the company’s definitive proxy statement related to the 2011 Annual Meeting and any other relevant documents filed by the company with the Securities and Exchange Commission (the “SEC”) when they become available because they will contain important information. The definitive proxy statement, and any other relevant documents and other material filed with the SEC concerning the company will be, when filed, available free of charge at http://www.sec.gov and http://www.mentor.com/company/investor_relations. In addition, copies of the proxy materials may be requested from the company’s proxy solicitor, MacKenzie Partners, Inc., by telephone at 1-800-322-2885 or by email at proxy@mackenziepartners.com.

Information Regarding Participants

The company, its directors and certain of its executive officers and employees identified in its preliminary proxy statement filed with the SEC on March 15, 2011 may be participants in the solicitation of proxies from shareholders in connection with the 2011 Annual Meeting. Information about the directors and other individuals and their interests is available in the preliminary proxy statement (and will be available in the definitive proxy statement to be filed with the SEC), a free copy of which may be obtained as described above.

Forward-Looking Statements

Statements in this press release regarding the company’s guidance for future periods constitute “forward-looking” statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) weakness or recession in the US, EU, Japan or other economies; (ii) the company’s ability to successfully offer products and services that compete in the highly competitive EDA industry; (iii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iv) possible delayed or canceled customer orders, a loss of key personnel or other consequences resulting from the business disruption and uncertainty of prolonged proxy fights, offers to purchase the company’s securities or other actions of activist shareholders; (v) effects of the increasing volatility of foreign currency fluctuations on the company’s business and operating results; (vi) changes in accounting or reporting rules or interpretations; (vii) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the company does business; (viii) effects of unanticipated shifts in product mix on gross margin; and (ix) effects of customer seasonal purchasing patterns and the timing of significant orders, which may negatively or positively impact the company’s quarterly results of operations, all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. The company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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